UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

MEDIA SCIENCES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Allerman Road, Oakland, New Jersey 07436

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 677-9311

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 15, 2009, the Company received a Nasdaq Staff Deficiency Letter indicating that the Company fails to comply with the minimum bid price requirements for continued listing set forth in Nasdaq Listing Rule 5550(a)(2). The letter gives the Company notice that the Company's bid price of its common stock has closed under $1.00 for the last 30 business days.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided a grace period of 180 calendar days, or until March 15, 2010, to regain compliance. Compliance will be achieved if at anytime during the grace period the bid price of the Company’s common stock closes at $1.00 per or more for a minimum of ten consecutive business days, in which event the Nasdaq staff will send the Company written confirmation of compliance and the matter will be closed. In the event the Company does not regain compliance prior to the expiration of the grace period, it will receive written notification that the common stock is subject to delisting. At that time, the Company may appeal the Nasdaq staff's determination to delist its securities to a Hearing’s Panel.

The Company may be eligible for an additional grace period if it meets the initial listing standards, exception of bid price, for The Nasdaq Capital Market. If it meets the initial listing criteria, Nasdaq staff will notify the Company that it has been granted an additional 180 calendar day compliance period.

A copy of the press release announcing the notification from Nasdaq is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: September 18, 2009	By: /s/ Kevan D. Bloomgren
Kevan D. Bloomgren
Chief Financial Officer

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